EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	First Quarter Ended
(Unaudited, amounts in thousands, except per share data)	07/24/10	07/25/09
Sales	$263,313	$262,671
Cost of sales
Cost of goods sold	190,175	181,559
Restructuring	(21)	736
Total cost of sales	190,154	182,295
Gross profit	73,159	80,376
Selling, general and administrative	74,045	77,612
Restructuring	165	301
Operating income (loss)	(1,051)	2,463
Interest expense	590	980
Interest income	243	276
Other income, net	351	711
Earnings (loss) before income taxes	(1,047)	2,470
Income tax (benefit) expense	(468)	439
Net income (loss)	(579)	2,031
Net (income) loss attributable to noncontrolling interests	384	(48)
Net income (loss) attributable to La-Z-Boy Incorporated	$(195)	$1,983

Basic average shares	51,785	51,479
Basic net income (loss) attributable to La-Z-Boy Incorporated per share	$—	$0.04

Diluted average shares	51,785	51,479
Diluted net income (loss) attributable to La-Z-Boy Incorporated per share	$—	$0.04

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	07/24/10	04/24/10
Current assets
Cash and equivalents	$93,133	$108,421
Receivables, net of allowance of $21,414 at 07/24/10 and $20,258 at 04/24/10	150,302	165,038
Inventories, net	138,952	134,187
Deferred income taxes – current	2,305	2,305
Other current assets	17,403	18,159
Total current assets	402,095	428,110
Property, plant and equipment, net	133,482	138,857
Trade names	3,100	3,100
Deferred income taxes – long-term	442	458
Other long-term assets	34,923	38,293
Total assets	$574,042	$608,818

Current liabilities
Current portion of long-term debt	$5,223	$1,066
Accounts payable	43,299	54,718
Accrued expenses and other current liabilities	73,805	91,496
Total current liabilities	122,327	147,280
Long-term debt	40,540	46,917
Other long-term liabilities	66,887	68,381
Contingencies and commitments	—	—
Equity
La-Z-Boy Incorporated shareholders’ equity:
Common shares, $1 par value	51,823	51,770
Capital in excess of par value	202,937	201,873
Retained earnings	109,155	108,707
Accumulated other comprehensive loss	(20,606)	(20,251)
Total La-Z-Boy Incorporated shareholders' equity	343,309	342,099
Noncontrolling interests	979	4,141
Total equity	344,288	346,240
Total liabilities and equity	$574,042	$608,818

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	First Quarter Ended
(Unaudited, amounts in thousands)	07/24/10	07/25/09
Cash flows from operating activities
Net income (loss)	$(579)	$2,031
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities
(Gain) loss on sale of assets	27	(13)
Restructuring	144	1,037
Provision for doubtful accounts	914	2,362
Depreciation and amortization	5,806	6,275
Stock-based compensation expense	1,027	1,007
Change in receivables	16,985	8,898
Change in inventories	(9,332)	(2,098)
Change in other assets	(19)	(4,665)
Change in payables	(10,667)	(2,326)
Change in other liabilities	(16,259)	1,269
Change in deferred taxes	37	8
Total adjustments	(11,337)	11,754
Net cash provided by (used for) operating activities	(11,916)	13,785

Cash flows from investing activities
Proceeds from disposals of assets	22	1,686
Capital expenditures	(2,436)	(1,439)
Purchases of investments	(4,333)	(1,199)
Proceeds from sales of investments	4,353	2,664
Change in restricted cash	—	17,007
Change in other long-term assets	(13)	(15)
Net cash provided by (used for) investing activities	(2,407)	18,704

Cash flows from financing activities
Proceeds from debt	10,238	10,460
Payments on debt	(10,566)	(22,159)
Stock issued from stock plans	24	—
Net cash used for financing activities	(304)	(11,699)

Effect of exchange rate changes on cash and equivalents	(29)	179
Change in cash and equivalents	(14,656)	20,969
Cash reduction upon deconsolidation of VIE	(632)	—
Cash and equivalents at beginning of period	108,421	17,364
Cash and equivalents at end of period	$93,133	$38,333

Cash paid (net of refunds) during period – income taxes	$2,461	$266
Cash paid during period – interest	$537	$725

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	First Quarter Ended
(Unaudited, amounts in thousands)	07/24/10	07/25/09
Sales
Upholstery Group	$201,934	$196,692
Casegoods Group	36,850	35,865
Retail Group	35,307	35,961
VIEs	7,542	11,739
Corporate and Other	376	1,862
Eliminations	(18,696)	(19,448)
Consolidated Sales	$263,313	$262,671

Operating Income (Loss)
Upholstery Group	$10,088	$16,290
Casegoods Group	1,575	(121)
Retail Group	(4,924)	(5,668)
VIEs	(1,040)	99
Corporate and Other	(6,606)	(7,100)
Restructuring	(144)	(1,037)
Consolidated Operating Income (Loss)	$(1,051)	$2,463